PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact
Allyson Scott
McGrath/Power Public Relations and Communications
+1-408-727-0351
allysonscott@mcgrathpower.com

Investor Contact
Jeffrey Schreiner
+1-408-916-0012
jschreiner@mellanox.com

Israel PR Contact
Jonathan Wolf
Galai Communications Public Relations
+972-3-613-52-84
yoni@galaipr.com

Israel IR Contact
Emanuel Kahana
Gelbart Kahana Investor Relations
+972-3-607-47-17
mano@gk-biz.com

Mellanox Achieves Record Quarterly Revenues; Updates 2018 Outlook
Quarterly Revenue Record of $251 Million, Up 6 Percent Sequentially and 33 Percent Year Over Year
Ethernet Revenues Up 70 Percent Year-Over-Year, InfiniBand Up 6 Percent Year-Over-Year
Significant Improvement in Operating Leverage

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — April 17, 2018 - Mellanox® Technologies, Ltd. (NASDAQ: MLNX) today announced financial results for its first quarter 2018 ended March 31, 2018.
“Our record first quarter financial performance is the result of the successful execution of our growth strategy and a testament to years of carefully planned R&D investments in 25 gigabit per second and above Ethernet technology, which is fast becoming the industry standard in markets around the world,” said Eyal Waldman, President and CEO of Mellanox Technologies. “First quarter Ethernet revenues, increased 12 percent sequentially, due to expanding global customer adoption of our 25 gigabit per second and above solutions. Our market leading Ethernet adapters, experienced broad based growth across global hyperscale, OEM, storage, financial services and artificial intelligence customers. Deployments of our LinkX Ethernet cables and transceivers accelerated across global hyperscale customers who recognize the benefits of performance, low-power, and configurability. InfiniBand revenues were up sequentially in the first quarter, outperforming seasonal trends, driven by strong demand from our high-performance computing and artificial intelligence customers using our EDR solutions. Our improved profitability during the first quarter, demonstrates the successful execution of our commitment to deliver top-line revenue growth and increased operating leverage.”

First Quarter 2018 -Highlights

•	Revenues of $251.0 million increased 33.0 percent, compared to $188.7 million in the first quarter of 2017.

•	GAAP gross margins of 64.5 percent in the first quarter, compared to 65.8 percent in the first quarter of 2017.

•	Non-GAAP gross margins of 69.0 percent in the first quarter, compared to 71.7 percent in the first quarter of 2017.

•	GAAP operating income was $12.0 million, compared to operating loss of $12.6 million in the first quarter of 2017.

•	Non-GAAP operating income was $52.1 million, or 20.8 percent of revenue, compared to $15.7 million, or 8.3 percent of revenue in the first quarter of 2017.

•	GAAP benefit from taxes on income in the first quarter was $26.4 million and included a reversal of valuation allowance on deferred tax assets of $26.7 million.

•	GAAP net income was $37.8 million, compared to net loss of $12.2 million in the first quarter of 2017.

•	Non-GAAP net income was $51.4 million, compared to $14.7 million in the first quarter of 2017.

•	GAAP net income per diluted share was $0.71 in the first quarter, compared to net loss per diluted share of $0.25 in the first quarter of 2017.

•	Non-GAAP net income per diluted share was $0.98 in the first quarter, compared to $0.29 in the first quarter of 2017.

•	$55.4 million in cash was provided by operating activities, compared to $35.0 million in the first quarter of 2017.

•	Cash and investments totaled $286.3 million at March 31, 2018, compared to $273.8 million at December 31, 2017.

Mr. Waldman continued, “We have increased our full year 2018 outlook based on the strength of our first quarter, and improved visibility we have into market trends as we enter the second quarter. We remain committed to delivering top-line revenue growth and driving down costs to enhance operational efficiencies and achieve our increased non-GAAP operating margin target for fiscal 2018. Our updated financial outlook is further evidence of the strength of our strategy, innovation and investment priorities. With the ramp of our BlueField System-on-Chip and 200 gigabit per second HDR InfiniBand in 2018, we expect to build on our positive momentum and deliver even greater shareholder value.”

Second Quarter 2018 Outlook
We currently project:

•	Quarterly revenues of $255 million to $265 million

•	Non-GAAP gross margins of 68.5 percent to 69.5 percent

•	Non-GAAP operating expenses of $119 million to $121 million

•	Share-based compensation expense of $15.5 million to $16.0 million

•	Non-GAAP diluted share count of 52.8 million to 53.3 million
Full Year 2018 Outlook
We currently project:

•	Revenues of $1,030 million to $1,050 million

•	Non-GAAP gross margins of 68.0 percent to 69.0 percent

•	Non-GAAP operating margin of 21.0 percent to 22.0 percent

Recent Mellanox Press Release Highlights

•	April 9, 2018	Chinese Leading Weather Research Institute Selected Mellanox InfiniBand, Replacing OmniPath in an Existing Data Center
•	April 9, 2018	Mellanox ConnectX-5 Adapters and Rivermax Software Media Acceleration Enable Breakthrough Performance for Grass Valley Video Streaming Platform
•	April 2, 2018	World's First 2 Petaflop Deep Learning System, NVIDIA DGX-2, Features Mellanox InfiniBand and Ethernet Solutions
•	March 20, 2018	Mellanox Simplifies Hybrid Cloud Connectivity between Enterprises and Microsoft Azure
•	March 19, 2018	Mellanox's Advanced Ethernet Solutions Selected to Connect the Tel-Aviv Stock Exchange Network Infrastructure
•	March 7, 2018	Mellanox Surpasses One Million 100Gb/s Ports with LinkX™ Optical Transceivers and Cables
•	March 6, 2018	Mellanox Introduces Next Generation Ethernet Network Operating System – Mellanox Onyx™

Conference Call
Mellanox will hold its first quarter 2018 financial results conference call today, at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time), to discuss the company’s financial results. To listen to the call, dial 1-877-876-9177, or for investors outside the U.S., +1-785-424-1667, approximately 10 minutes prior to the start time.
The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at: http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. A replay of the webcast will also be available on the Mellanox website.
About Mellanox
Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high-performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at: www.mellanox.com.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition and other charges, restructuring and impairment charges, and income tax effects and adjustments. Acquisition and other charges include expenses related to acquisitions of other companies and non-routine shareholder matters. Restructuring and impairment charges include costs that are the result of restructuring, consisting of employee termination and severance costs, facilities related costs, contract cancellation charges, and impairment of long-lived assets. The purpose of income tax effects and adjustments is to exclude tax consequences associated with the above excluded expenses items, as well as the non-cash impact on the tax provision pertaining to changes in deferred tax assets associated with carryforward losses of group entities subject to tax holiday in Israel. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition and other charges, restructuring and impairment charges, and income tax effects and adjustments because it enhances investors' ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company's business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets, impairment of long-lived assets, changes related to recognition of deferred taxes and the net impact on the company's tax provision for non-GAAP adjustments do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the "Investor Relations" section on our website.
The company has not reconciled its non-GAAP gross margins or non-GAAP operating expenses to GAAP gross margins or GAAP operating expenses, respectively, in the outlook section of this press release, because it does not provide an outlook for GAAP gross margins or GAAP operating expenses due to uncertainty and variability of acquired intangibles, acquisition related costs, impairment charges and restructuring costs, which are reconciling items between non-GAAP gross margins and non-GAAP operating expenses, and GAAP gross margins and GAAP operating expenses, respectively. The company has not reconciled its non-GAAP diluted share count to GAAP diluted share count in this press release because it does not provide an outlook for GAAP diluted share count due to the uncertainty in its GAAP net income (loss) due to variability of GAAP gross margins and operating expenses described above. Because such items cannot be reasonably predicted and could have a significant impact on the calculation of GAAP gross margins, GAAP operating expenses and GAAP diluted share count, a reconciliation of our outlook of these non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including the outlook for the three months ending June 30, 2018 and full fiscal 2018, statements related to trends in the market for our solutions and services, opportunities for our company in 2018 and beyond, and future product capabilities. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management's beliefs and certain assumptions made by us, all of which are subject to change.
Forward-looking statements can often be identified by words such as "projects," "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, our ability to protect our intellectual property rights, our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses, our success in realizing the anticipated benefits of mergers and acquisitions, and our ability to obtain debt at competitive rates or in sufficient amounts in order to fund our contractual commitments. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.
More information about the risks, uncertainties and assumptions that may impact our business is set forth in our annual report on Form 10-K filed with the SEC on February 16, 2018. All forward-looking statements in this press release, including the outlook for the three months ending June 30, 2018 and full fiscal 2018, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2018	2017
Total revenues	$251,000	$188,651
Cost of revenues	88,998	64,450
Gross profit	162,002	124,201
Operating expenses:
Research and development	86,426	88,491
Sales and marketing	39,494	35,757
General and administrative	16,516	12,519
Restructuring charges	7,587	—
Total operating expenses	150,023	136,767
Income (loss) from operations	11,979	(12,566)
Interest expense	(1,171)	(1,993)
Other income, net	638	683
Interest and other, net	(533)	(1,310)
Income (loss) before taxes on income	11,446	(13,876)
Benefit from taxes on income	(26,397)	(1,632)
Net income (loss)	$37,843	$(12,244)
Net income (loss) per share — basic	$0.73	$(0.25)
Net income (loss) per share — diluted	$0.71	$(0.25)
Shares used in computing net income (loss) per share:
Basic	51,819	49,337
Diluted	53,646	49,337

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, percentages, unaudited)

	Three Months Ended
	March 31,
	2018	2017
Reconciliation of GAAP net income (loss) to non-GAAP:
GAAP net income (loss)	$37,843	$(12,244)
Adjustments:
Share-based compensation expense:
Cost of revenues	411	482
Research and development	8,174	8,690
Sales and marketing	3,599	3,338
General and administrative	2,790	2,258
Total share-based compensation expense	14,974	14,768
Amortization of acquired intangibles:
Cost of revenues	10,883	10,588
Research and development	192	192
Sales and marketing	2,230	2,230
Total amortization of acquired intangibles	13,305	13,010
Acquisition and other charges:
Research and development	287	283
Sales and marketing	160	60
General and administrative	3,831	134
Total acquisition and other charges	4,278	477
Restructuring charges	7,587	—
Tax effects and adjustments	(26,604)	(1,351)
Non-GAAP net income	$51,383	$14,660

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$251,000	$188,651
GAAP gross profit	162,002	124,201
GAAP gross margin	64.5%	65.8%
Share-based compensation expense	411	482
Amortization of acquired intangibles	10,883	10,588
Non-GAAP gross profit	$173,296	$135,271
Non-GAAP gross margin	69.0%	71.7%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$150,023	$136,767
Share-based compensation expense	(14,563)	(14,286)
Amortization of acquired intangibles	(2,422)	(2,422)
Acquisition and other charges	(4,278)	(477)
Restructuring charges	(7,587)	—
Non-GAAP operating expenses	$121,173	$119,582

Mellanox Technologies, Ltd.
Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2018	2017

Reconciliation of GAAP income (loss) from operations to non-GAAP:
GAAP income (loss) from operations	$11,979	$(12,566)
Share-based compensation expense	14,974	14,768
Amortization of acquired intangibles	13,305	13,010
Acquisition and other charges	4,278	477
Restructuring charges	7,587	—
Non-GAAP income from operations	$52,123	$15,689

Shares used in computing GAAP diluted earnings per share	53,646	49,337
Adjustments:
Effect of dilutive securities under GAAP	(1,827)	—
Total options vested and exercisable	821	1,116
Shares used in computing non-GAAP diluted earnings per share	52,640	50,453

GAAP diluted net income (loss) per share	$0.71	$(0.25)
Adjustments:
Share-based compensation expense	0.28	0.31
Amortization of acquired intangibles	0.25	0.26
Acquisition and other charges	0.08	0.01
Restructuring charges	0.14	—
Tax effects and adjustments	(0.50)	(0.03)
Effect of dilutive securities under GAAP	0.03	—
Total options vested and exercisable	(0.01)	(0.01)
Non-GAAP diluted net income per share	$0.98	$0.29

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$90,578	$62,473
Short-term investments	195,726	211,281
Accounts receivable, net	142,897	154,213
Inventories	69,886	64,657
Other current assets	15,553	14,295
Total current assets	514,640	506,919
Property and equipment, net	110,135	109,919
Severance assets	18,012	18,302
Intangible assets, net	218,738	228,195
Goodwill	472,437	472,437
Deferred taxes and other long-term assets	94,404	66,162
Total assets	$1,428,366	$1,401,934

LIABILIITES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$64,498	$59,090
Accrued liabilities	107,661	114,058
Deferred revenue	20,216	23,485
Current portion of term debt	34,332	—
Total current liabilities	226,707	196,633
Accrued severance	22,770	23,205
Deferred revenue	18,600	17,820
Term debt	—	72,761
Other long-term liabilities	33,096	34,067
Total liabilities	301,173	344,486
Shareholders' equity:
Ordinary shares	224	221
Additional paid-in capital	903,008	873,979
Accumulated other comprehensive income (loss)	(13)	1,618
Retained earnings	223,974	181,630
Total shareholders’ equity	1,127,193	1,057,448
Total liabilities and shareholders' equity	$1,428,366	$1,401,934

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$37,843	$(12,244)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26,442	25,181
Deferred income taxes	(26,827)	(942)
Share-based compensation	14,974	14,768
Gain on investments, net	(886)	(858)
Loss on disposal of property and equipment	139	—
Changes in assets and liabilities:
Accounts receivable	11,316	15,532
Inventories	(5,654)	(10,457)
Prepaid expenses and other assets	(1,349)	(3,693)
Accounts payable	3,911	4,931
Accrued liabilities and other liabilities	(4,504)	2,783
Net cash provided by operating activities	55,405	35,001

Cash flows from investing activities:
Purchase of severance-related insurance policies	(317)	(315)
Purchase of short-term investments	(20,899)	(50,302)
Proceeds from sales of short-term investments	8,943	54,242
Proceeds from maturities of short-term investments	28,104	1,815
Purchase of property and equipment	(7,226)	(15,911)
Purchase of intangible assets	(6,315)	(1,115)
Purchase of investments in private companies	(2,500)	(11,000)
Net cash used in investing activities	(210)	(22,586)

Cash flows from financing activities:
Principal payments on term debt	(39,000)	(20,000)
Payments on capital lease and intangible asset financings	(2,173)	(2,514)
Proceeds from issuances of ordinary shares through employee equity incentive plans	14,058	11,676
Net cash used in financing activities	(27,115)	(10,838)

Net increase in cash and cash equivalents	28,080	1,577
Cash and cash equivalents at beginning of period	70,498	56,780
Cash and cash equivalents at end of period	$98,578	$58,357